TECHNOLOGY ASSIGNMENT AGREEMENT

This Agreement is entered as of September ____, 2005 between Solar Night Industries, Inc., a Delaware corporation (the "Company"), and Jason Loyet, an individual, and Loy Corp, L.L.C., a Missouri limited liability company owned solely by Jason Loyet (collectively with Jason Loyet, the "Developer").

1. Assignment

Developer hereby assigns to the Company exclusively throughout the world all right, title and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A ("Technology"), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

2. Consideration

The Company agrees to issue to Jason Loyet 83,333 and one-third shares of common stock of the Company on the date of this Agreement. Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

3. Further Assurances; Moral Rights; Competition; Marketing

3.1 Developer agrees to assist the Company in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to under this Section 3.1, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

3.2 To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights"). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4. Confidential Information

Developer will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to the Proprietary Information and Inventions Agreement by and between Developer and the Company of even date herewith. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5. Warranty

Developer represents and warrants to the Company that the Developer: (i) was the sole owner of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1, and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6. Miscellaneous

This Agreement is not assignable or transferable by Developer without the prior written consent of the Company; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Missouri and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by Developer without the Company's prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

___________________________________________________
By: ________________________________________________
Name: ______________________________________________
Title: ______________________________________________
Address: ___________________________________________
___________________________________________________
Address: ___________________________________________
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EXHIBIT A
TECHNOLOGY ASSIGNMENT AGREEMENT

All Intellectual Property owned by Loy Corp, L.L.C. and/or Jason Loyet relating to Solar Flowers, any components of solar flowers, and any other technology relating to any products now produced or potentially produceable with respect to such technology.